Exhibit 99.1

October 19, 2006

FOR IMMEDIATE RELEASE

Symbol Change Effective October 20, 2006

LAS VEGAS, October 19, 2006.Stellar Resoruces Ltd. ("the Company") and its Board of Directors are pleased to announce that its new Symbol (“SRRL”) will take effect at the open of business on October 20, 2006.

On behalf of the Board
Stellar Resources Ltd.

“Kathy Whyte, President”

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Stellar Resources Ltd.. has little or no control.